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                                                                    Exhibit 8.1


           Opinion of Jenkens & Gilchrist, a Professional Corporation


                               January 14, 1998



Hallwood Energy Partners, L.P.
4582 S. Ulster Street Parkway
Suite 1700
Denver, Colorado 80237

         Re:     Hallwood Energy Partners, L.P. Offering of Class C Units

Dear Gentlemen:

         We have acted as counsel to Hallwood Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), in connection with the offer and sale of 2,875,000 units representing Class C limited partnership interests in the Partnership (the "Class C Units") pursuant to a Registration Statement on Form S-3 (the "Registration Statement") originally filed with the Securities and Exchange Commission under the Securities Act of 1933 on October 29, 1997. Capitalized terms not defined herein shall have the meaning ascribed to them in the Registration Statement.

         The Partnership owns a 99% limited partner interest in HEP Operating Partners, L.P., a Delaware limited partnership ("HEPO"), and the limited partner interest in EDP Operating, Ltd., a Colorado limited partnership ("EDPO").

         You have requested our opinion with respect to certain matters in connection with the Registration Statement.

         In connection with the foregoing request, the Partnership and the General Partner have made the following representations with respect to the Partnership, HEPO and EDPO:

                 (a) The Partnership, HEPO and EDPO have been and will continue to be operated in accordance with (i) all applicable partnership statutes, (ii) their respective partnership agreements, and (iii) the description thereof in the Registration Statement;

                 (b) That, from December 17, 1987 through December 31, 1997, each of Hallwood Energy Partners, L.P., a Delaware limited partnership and EDP, as such entities existed prior to their merger in 1990, and the Partnership for all times thereafter, did not and will not add any Substantial New Line of Business.

                 (c) For each taxable year beginning after December 31, 1997, less than 10% of the gross income of the Partnership will be derived from sources other than "qualifying income" within the meaning of Section 7704(d) of the Code; and

                 (d) Neither the Partnership, HEPO nor EDPO was notified in writing on or before May 8, 1996 that its classification was under examination; and

                 (e) Neither the Partnership, HEPO nor EDPO will make an election under the Check-the-Box Regulations to treat itself as an association taxable as a corporation.


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         Based upon the foregoing representations and the facts and assumptions described in the Registration Statement, the Code, existing regulations thereunder, published rulings and judicial decisions currently outstanding, the discussion of federal income tax law set forth in the Registration Statement under the headings "Summary of Material Tax Considerations," "Tax Risks" and "Material Federal Income Tax Considerations" is our opinion.

         The information set forth herein is as of the date hereof. We assume no obligation to advise you of changes that may thereafter be brought to our attention. Our opinion is based upon laws, regulations, published rulings and judicial decisions in effect at the date hereof, and we do not opine with respect to any law, regulation, rule, or governmental policy that may be enacted or adopted after the date hereof, nor assume any responsibility to advise you of such future changes that may affect our opinions. An opinion represents only counsel's best legal judgement as to the particular issues and is not binding on the IRS or the courts. No ruling from the IRS has been requested or received with respect to the issues discussed herein and no assurance can be provided that the opinion and statements set forth herein would be sustained by a court if challenged by the IRS.

         We are rendering this opinion as of the time the Registration Statement becomes effective. We hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. This consent does not constitute an admission that we are "experts" within the meaning of such term as used in the Securities Act of 1933.


                                 Respectfully submitted,

                                 JENKENS & GILCHRIST, P.C.



                                 By:  /s/ WILLIAM P. BOWERS
                                    ------------------------------------------
                                          William P. Bowers,
                                          Authorized Signatory